UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022 (April 26, 2022)

TEGO CYBER INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56370	84-2678167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

8565 South Eastern Avenue, Suite 150

Las Vegas, Nevada 89123

(Address of principal executive offices)(Zip Code)

(855) 939-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On April 26, 2022, Mr. Troy Wilkinson resigned as President of Tego Cyber Inc. (the “Company”). Mr. Wilkinson will remain serving as a member of the Board of Directors of the Company.

On April 26, 2022, the Company elected Mrs. Shannon Wilkinson to succeed Mr. Wilkinson as President. Concurrently, Mrs. Wilkinson resigned as Chief Financial Officer of the Company. Mrs. Wilkinson will remain serving as a member of the Board of Directors of the Company. Further, Mrs. Wilkinson will continue to be a party to the employment agreement with the Company for her services as Chief Executive Officer, which provide for a base salary, subject to adjustment, and participation in the equity incentive plan and other employee benefit plans.

On April 26, 2022, the Company elected Dr. Earl Johnson as Chief Financial Officer of the Company, effective May 1, 2022.

Appointment of Chief Financial Officer - Johnson

On April 26, 2022, the Company appointed Dr. Earl R. Johnson to act as the Company’s Chief Financial Officer.

Dr. Johnson, 85, has over 35 years’ experience in international finance, corporate investigations, and law enforcement. He currently is the CEO & President of International Consultants & Investigations, a private security and investigation consultancy firm. His field of expertise includes international fraud investigations, corporate intelligence and due diligence, cryptocurrency tracking, and cybersecurity consulting. He has experience operating in the Far East, Middle East, Europe and South America. Dr. Johnson holds a PhD in International Finance from the California University for Advanced Studies. He will be dedicating approximately 10 hours a week to his role as Chief Financial Officer of the Company.

Family Relationships

There is no family relationship between Mr. Johnson and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Material Plan, Contract, or Arrangement - Johnson

In connection with Dr. Johnson’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Dr. Johnson dated April 26, 2022 (the “Johnson Employment Agreement”) having an effective date of May 1, 2022. Dr. Johnson shall be an at-will employee. Dr. Johnson is entitled to a base salary of $36,000 per year.

Dr. Johnson shall be eligible to participate in all of the employee benefit, fringe and perquisite plans, practices, policies and arrangements the Company makes available from time to time to its senior executives generally, which may be amended or terminated by the Company at any time in its sole discretion. The amount, eligibility and extent of the benefits shall be governed by the applicable plan documents as in effect from time to time.

The foregoing description of the Johnson Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Johnson Employment Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Tego Cyber Inc. and Earl R. Johnson dated April 26, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGO CYBER INC.

Date: April 27, 2022	By:	/s/ Shannon Wilkinson
Shannon Wilkinson
Chief Executive Officer

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